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                                                                    Exhibit 21

                        SUBSIDIARIES OF A. SCHULMAN, INC.

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

                                                           Jurisdiction of
Name                                                Incorporation/Organization
----                                                ---------------------------
N.V. A. Schulman, Plastics, S.A.(1)                          Belgium
N.V. A. Schulman, S.A.                                       Belgium
A. Schulman, S.A.(3)                                         France
A. Schulman Plastics, S.A.(3)                                France
Diffusion Plastique(4)                                       France
A. Schulman GmbH(1)                                          Germany
A. Schulman, Inc., Limited(1)                                United Kingdom
A. Schulman Canada Ltd.                                      Ontario, Canada
A. Schulman Foreign Sales Corporation                        Virgin Islands
Master Grip, Inc.                                            Ohio
Gulf Coast Plastics, Inc.                                    Texas
A. Schulman AG                                               Switzerland
ASI Investments Holding Co.                                  Delaware
ASI Akron Land Co.                                           Delaware
A. Schulman International, Inc.                              Delaware
A. Schulman de Mexico, S.A. de C.V.(5)                       Mexico
ASI Employment, S.A. de C.V.(5)                              Mexico
AS Mex Hold, S.A. de C.V.(6)                                 Mexico
Texas Polymer Services, Inc.                                 Ohio
Polyvin GmbH(7)                                              Germany
A. Schulman Aschersleben GmbH(7)                             Germany
A. Schulman Polska Sp. z O.O.(7)                             Poland
A. Schulman Plastics SpA(3)                                  Italy
A. Schulman International Services N.V.(2)                   Belgium
A. Schulman Hungary Kft.(7)                                  Hungary
PT A. Schulman Plastics, Indonesia(8)                        Indonesia
The Sunprene Company(9)                                      Ohio
A. Schulman Plastics S.L.(4)                                 Spain
A. Schulman Europe GmbH                                      Germany


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(1)  Owned by A. Schulman Europe GmbH
(2)  Owned by N.V.A. Schulman, S.A.
(3)  Owned by N.V.A. Schulman, Plastics, S.A.
(4)  Owned by A. Schulman, S.A.
(5)  Owned by AS MexHold, S.A. de C.V.
(6)  Owned by A. Schulman International, Inc.
(7)  Owned by A. Schulman GmbH
(8)  65% owned (in joint venture) by A. Schulman International, Inc.
(9)  70% owned (in partnership) by ASI Investments Holding Co.

                                      21-1